Exhibit 99.1

AMCON DISTRIBUTING COMPANY REPORTS RESULTS FOR THE QUARTER ENDED MARCH 31, 2024

NEWS RELEASE

Omaha, NE, April 18, 2024 - AMCON Distributing Company (“AMCON” or “the Company”) (NYSE American: DIT), an Omaha, Nebraska based Convenience and Foodservice Distributor, is pleased to announce fully diluted earnings per share of $0.89 on net income available to common shareholders of $0.5 million for its second fiscal quarter ended March 31, 2024.

“Labor shortages, supply chain issues, inflation, volatility in energy prices, and the impact of rising interest rates continue to present challenges for our business. AMCON’s customer-centric philosophy is a competitive advantage in this economic environment, as our customers rely on our ability to deliver a timely flow of goods and services,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. He further noted, “We welcome our new team members and customers from our recently announced acquisition of Burklund Distributors, Inc. AMCON is committed to pursuing strategic acquisition opportunities in the Convenience Distributor and Foodservice sectors.”

“Foodservice, technology platforms, and associated staffing for these strategic areas are a central focus for our management team,” said Andrew C. Plummer, AMCON’s President and Chief Operating Officer. Mr. Plummer added, “We are actively expanding our geographic reach to better serve our customers as they grow their store footprints.”

Charles J. Schmaderer, AMCON’s Chief Financial Officer said, “At March 31, 2024, our shareholders’ equity was $108.0 million. We continue to maintain a strong liquidity position and recent amendments to our bank credit facilities provided additional flexibility to pursue our strategic objectives that materialized during the quarter.” Mr. Schmaderer also added, “We continue to invest in the completion of our 175,000 square foot distribution facility in Springfield, Missouri. In addition, we are also deploying capital in enhanced foodservice capabilities in our recently purchased 250,000 square foot facility in Colorado City, Colorado.”

AMCON, and its subsidiaries Team Sledd, LLC and Henry’s Foods, Inc., is a leading Convenience and Foodservice Distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and refrigerated foods, automotive supplies and health and beauty care products with twelve (12) distribution centers in Colorado, Illinois, Minnesota, Missouri, Nebraska, North Dakota, South Dakota, Tennessee, and West Virginia. Through its Healthy Edge Retail Group, AMCON operates fourteen (14) health and natural product retail stores in the Midwest and Florida.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

For Further Information Contact:

Charles J. Schmaderer

AMCON Distributing Company

Ph 402-331-3727

AMCON Distributing Company and Subsidiaries

Condensed Consolidated Balance Sheets

March 31, 2024 and September 30, 2023

	March	September
	2024	2023
	(Unaudited)
ASSETS
Current assets:
Cash	$951,521	$790,931
Accounts receivable, less allowance for credit losses of $2.3 million at March 2024 and $2.4 million at September 2023	66,881,140	70,878,420
Inventories, net	121,324,279	158,582,816
Income taxes receivable	844,730	1,854,484
Prepaid expenses and other current assets	15,244,494	13,564,056
Total current assets	205,246,164	245,670,707

Property and equipment, net	94,475,740	80,607,451
Operating lease right-of-use assets, net	22,830,252	23,173,287
Goodwill	5,778,325	5,778,325
Other intangible assets, net	5,016,084	5,284,935
Other assets	2,810,304	2,914,495
Total assets	$336,156,869	$363,429,200

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$51,726,762	$43,099,326
Accrued expenses	12,661,273	14,922,279
Accrued wages, salaries and bonuses	5,371,550	8,886,529
Current operating lease liabilities	6,031,117	6,063,048
Current maturities of long-term debt	4,485,028	1,955,065
Current mandatorily redeemable non-controlling interest	1,812,558	1,703,604
Total current liabilities	82,088,288	76,629,851

Credit facilities	99,194,708	140,437,989
Deferred income tax liability, net	5,071,404	4,917,960
Long-term operating lease liabilities	17,106,256	17,408,758
Long-term debt, less current maturities	16,045,738	11,675,439
Mandatorily redeemable non-controlling interest, less current portion	8,012,406	7,787,227
Other long-term liabilities	686,435	402,882

Shareholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 630,362 shares outstanding at March 2024 and 608,689 shares outstanding at September 2023	9,648	9,431
Additional paid-in capital	33,160,639	30,585,388
Retained earnings	106,053,510	104,846,438
Treasury stock at cost	(31,272,163)	(31,272,163)
Total shareholders’ equity	107,951,634	104,169,094
Total liabilities and shareholders’ equity	$336,156,869	$363,429,200

AMCON Distributing Company and Subsidiaries

Condensed Consolidated Unaudited Statements of Operations

for the three and six months ended March 31, 2024 and 2023

	For the three months ended March		For the six months ended March
	2024	2023	2024	2023
Sales (including excise taxes of $127.4 and $130.9 million, and $265.5 and $261.3 million, respectively)	$601,877,306	$584,993,848	$1,246,836,380	$1,150,983,356
Cost of sales	559,566,439	543,861,287	1,161,224,591	1,074,881,211
Gross profit	42,310,867	41,132,561	85,611,789	76,102,145
Selling, general and administrative expenses	36,677,814	33,996,988	73,936,491	62,376,176
Depreciation and amortization	2,289,390	1,807,753	4,508,558	2,878,639
	38,967,204	35,804,741	78,445,049	65,254,815
Operating income	3,343,663	5,327,820	7,166,740	10,847,330

Other expense (income):
Interest expense	2,247,737	2,169,541	4,559,250	3,863,698
Change in fair value of mandatorily redeemable non-controlling interest	134,389	221,030	334,133	166,114
Other (income), net	(191,006)	(173,725)	(754,147)	(227,257)
	2,191,120	2,216,846	4,139,236	3,802,555
Income from operations before income taxes	1,152,543	3,110,974	3,027,504	7,044,775
Income tax expense	613,000	1,045,400	1,417,000	2,350,200
Net income available to common shareholders	$539,543	$2,065,574	$1,610,504	$4,694,575

Basic earnings per share available to common shareholders	$0.90	$3.53	$2.69	$8.04
Diluted earnings per share available to common shareholders	$0.89	$3.49	$2.66	$7.94

Basic weighted average shares outstanding	600,161	585,885	597,879	583,725
Diluted weighted average shares outstanding	608,029	592,448	605,917	591,249

Dividends paid per common share	$0.46	$5.18	$0.64	$5.36

AMCON Distributing Company and Subsidiaries

Condensed Consolidated Unaudited Statements of Shareholders’ Equity

for the three and six months ended March 31, 2024 and 2023

					Additional
	Common Stock		Treasury Stock		Paid-in	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Total
THREE MONTHS ENDED MARCH 2023
Balance, January 1, 2023	943,272	$9,431	(332,220)	$(30,867,287)	$29,357,154	$96,212,704	$94,712,002
Dividends on common stock, $.18 per share	—	—	—	—	—	(111,220)	(111,220)
Compensation expense related to equity-based awards	—	—	—	—	409,412	—	409,412
Net income available to common shareholders	—	—	—	—	—	2,065,574	2,065,574
Balance, March 31, 2023	943,272	$9,431	(332,220)	$(30,867,287)	$29,766,566	$98,167,058	$97,075,768

THREE MONTHS ENDED MARCH 2024
Balance, January 1, 2024	964,945	$9,648	(334,583)	$(31,272,163)	$32,521,091	$105,627,432	$106,886,008
Dividends on common stock, $0.18 per share	—	—	—	—	—	(113,465)	(113,465)
Compensation expense related to equity-based awards	—	—	—	—	639,548	—	639,548
Net income available to common shareholders	—	—	—	—	—	539,543	539,543
Balance, March 31, 2024	964,945	$9,648	(334,583)	$(31,272,163)	$33,160,639	$106,053,510	$107,951,634

					Additional
	Common Stock		Treasury Stock		Paid-in	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Total
SIX MONTHS ENDED MARCH 2023
Balance, October 1, 2022	917,009	$9,168	(332,220)	$(30,867,287)	$26,903,201	$96,784,353	$92,829,435
Dividends on common stock, $5.36 per share	—	—	—	—	—	(3,311,870)	(3,311,870)
Compensation expense and issuance of stock in connection with equity-based awards	26,263	263	—	—	2,863,365	—	2,863,628
Net income available to common shareholders	—	—	—	—	—	4,694,575	4,694,575
Balance, March 31, 2023	943,272	$9,431	(332,220)	$(30,867,287)	$29,766,566	$98,167,058	$97,075,768

SIX MONTHS ENDED MARCH 2024
Balance, October 1, 2023	943,272	$9,431	(334,583)	$(31,272,163)	$30,585,388	$104,846,438	$104,169,094
Dividends on common stock, $0.64 per share	—	—	—	—	—	(403,432)	(403,432)
Compensation expense and issuance of stock in connection with equity-based awards	21,673	217	—	—	2,575,251	—	2,575,468
Net income available to common shareholders	—	—	—	—	—	1,610,504	1,610,504
Balance, March 31, 2024	964,945	$9,648	(334,583)	$(31,272,163)	$33,160,639	$106,053,510	$107,951,634

AMCON Distributing Company and Subsidiaries

Condensed Consolidated Unaudited Statements of Cash Flows

for the six months ended March 31, 2024 and 2023

	March	March
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income available to common shareholders	$1,610,504	$4,694,575
Adjustments to reconcile net income available to common shareholders to net cash flows from (used in) operating activities:
Depreciation	4,239,707	2,732,312
Amortization	268,851	146,327
(Gain) loss on sales of property and equipment	(105,505)	(133,159)
Equity-based compensation	1,210,685	1,061,383
Deferred income taxes	153,444	989,702
Provision for credit losses	(133,707)	(378,302)
Inventory allowance	22,413	(6,947)
Change in fair value of mandatorily redeemable non-controlling interest	334,133	166,114
Changes in assets and liabilities:
Accounts receivable	4,130,987	5,097,281
Inventories	37,236,124	19,843,973
Prepaid and other current assets	(1,680,438)	(411,185)
Other assets	104,191	(275,796)
Accounts payable	9,475,057	10,457,273
Accrued expenses and accrued wages, salaries and bonuses	(4,402,600)	(1,094,009)
Other long-term liabilities	283,553	116,896
Income taxes payable and receivable	1,009,754	(59,527)
Net cash flows from (used in) operating activities	53,757,153	42,946,911

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(11,084,390)	(2,760,586)
Proceeds from sales of property and equipment	234,278	137,500
Acquisition of Henry's	—	(54,958,637)
Net cash flows from (used in) investing activities	(10,850,112)	(57,581,723)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	1,128,853,805	1,184,888,842
Repayments under revolving credit facilities	(1,170,097,086)	(1,173,087,034)
Proceeds from borrowings on long-term debt	—	7,000,000
Principal payments on long-term debt	(1,099,738)	(504,941)
Dividends on common stock	(403,432)	(3,311,870)
Net cash flows from (used in) financing activities	(42,746,451)	14,984,997
Net change in cash	160,590	350,185
Cash, beginning of period	790,931	431,576
Cash, end of period	$951,521	$781,761

Supplemental disclosure of cash flow information:
Cash paid during the period for interest, net of amounts capitalized	$4,568,790	$3,527,737
Cash paid during the period for income taxes, net of refunds	194,902	1,419,354

Supplemental disclosure of non-cash information:
Equipment acquisitions classified in accounts payable	$167,913	$132,876
Purchase of property financed with debt	8,000,000	—
Issuance of common stock in connection with the vesting of equity-based awards	1,296,372	2,044,805